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                                                                    EXHIBIT 23.3


     KPMG Peat Marwick LLP

     Suite 2000
     1211 South West Fifth Avenue
     Portland, OR 97201




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Province Healthcare Company
  (formerly known as Brim, Inc. until January 16,
  1997 and as Principal Hospital Company from
  January 16, 1997 until February 4, 1998):


We consent to the use of our report on the consolidated statements of income and cash flows of Province Healthcare Company (formerly Brim, Inc.) for the year ended December 31, 1995 included herein and to the reference to our firm under the heading "Experts" in Province Healthcare Company's Form S-1 registering 3,570,000 shares of Common Stock.


                                                 KPMG Peat Marwick LLP


Portland, Oregon
June 10, 1998